EXHIBIT 4.8

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated February 3, 2005 (the "First Amendment"), is by and between Michael Park (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated April 14, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services. ..

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.      Consideration.

                  Client agrees to pay Consultant, as his fee and as consideration for services provided, 1,500,000 shares of common stock of the Client, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission. By amendment dated February 3, 2005 Client agrees to pay Consultant an additional 5,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein.."


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

                                            CLIENT:

                                            NANNACO, INC.




                                            By :
                                                 -------------------------------
                                            Name: Steve Careaga
                                            Its:  CEO




                                            CONSULTANT:




                                            By:
                                                --------------------------------
                                            Name: Michael Park













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